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                                                                EXHIBIT 10.44

                   PATENT ASSIGNMENT AND CROSS-LICENSE AGREEMENT

      This Patent Assignment and Cross-License Agreement ("Agreement") is entered into effective as of this 2nd day of October, 1998 ("Effective Date"), by and between Synopsys, Inc., a Delaware corporation having a principal place of business at 700 E. Middlefield Road, Mountain View, CA 94043 ("Synopsys"), and Viewlogic Systems, Inc., a Delaware corporation having a principal place of business at 293 Boston Post Road West, Marlboro, MA 01752 ("Viewlogic").

                                     WITNESSETH

WHEREAS, Synopsys is willing to assign certain of its patents and patent applications to Viewlogic subject to the grant back of licenses thereunder;

WHEREAS, Synopsys is willing to grant licenses to Viewlogic under certain of its patents; and

WHEREAS, Viewlogic wishes to obtain such assignments and licenses and is willing to grant back licenses under the Assigned Patents to Synopsys.

                                   NOW THEREFORE

In view of the foregoing premises and the mutual covenants set forth herein, the parties agree as follows:

1.    Definitions

AFFILIATE: A corporation, company, or other legal entity now or hereinafter controlling, controlled by or under common control with a party hereto, for so long as such ownership or control exists. For the purposes of this definition, control shall refer to a greater than 50% interest in the right to make decisions for such entity, e.g., greater than 50% ownership of the voting shares or securities of such entity.

ASSIGNED PATENTS: The patent and patent applications, including any divisional, continuation, continuation-in-part, reissue, extension or re-examination application, renewals or patents issuing therefrom (and further including any foreign counterpart patents and applications corresponding thereto), as more particularly set forth in Exhibit A hereto.

LICENSED PATENTS: The patent and patent applications, including any divisional, continuation, continuation-in-part, reissue, extension or re-examination application, renewals or patents issuing therefrom (and further including any foreign counterpart patents and applications corresponding thereto), as more particularly set forth in Exhibit B hereto.

2.    Assignment

2.1 ASSIGNMENT. Synopsys agrees to sell, transfer and assign and does hereby assign the Assigned Patents to Viewlogic pursuant to the Patent Assignment attached hereto as Exhibit A, free and clear of all liens, mortgages, pledges, security interests, prior assignments and encumbrances of any kind or nature whatsoever.

2.2 FURTHER ASSURANCES. At any time and from time to time after the date hereof, at Viewlogic's request and expense, Synopsys promptly shall execute and deliver, and shall cause its Affiliates and

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employees to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Viewlogic may reasonably request to more effectively transfer, convey and assign to Viewlogic, and to confirm Viewlogic's title to, all of the Assigned Patents, to assist Viewlogic in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

2.3 FURTHER ASSURANCES BY VIEWLOGIC. At any time and from time to time after the date hereof, at Synopsys' request and expense, Viewlogic promptly shall execute and deliver, and shall cause its Affiliates and employees to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Synopsys may reasonably request to more effectively transfer, convey and assign to Synopsys, and to confirm Synopsys title to, all of the Licensed Patents, to assist Synopsys in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

3.0   License Grant

Synopsys hereby grants to Viewlogic and its Affiliates a non-exclusive, irrevocable, perpetual, worldwide, royalty-free, fully-paid up, license to make, have made, use, have used, sell, or have sold products and perform and have performed processes under the Licensed Patents.

4.0   Grant Back

Viewlogic hereby grants to Synopsys and its Affiliates a non-exclusive, irrevocable, perpetual, worldwide, royalty-free, fully-paid up, license to make, have made, use, have used, sell, or have sold products and perform and have performed processes under the Assigned Patents.

5.0   Consideration

In consideration of the rights granted hereunder, Viewlogic shall pay to Synopsys on the date hereof the sum of One Million Two Hundred Thousand Dollars ($1,200,000).

6.0   Prosecution, Maintenance and Enforcement

Neither party hereto shall owe any obligation hereunder to the other party to prosecute, maintain, or enforce, either domestically or abroad, any patent or patent application corresponding to a Licensed Patent or an Assigned Patent.

7.0   Warranties and Disclaimers

7.1 LICENSES. Synopsys represents and warrants to Viewlogic that, except as set forth in Exhibit B hereto, Synopsys has not granted any license, right or authority under any Assigned Patent to any third party, nor has Synopsys extended any covenant not to sue under the Assigned Patents to any third party. Synopsys agrees and acknowledges that Viewlogic is not, and shall not be, bound by the terms of any covenant not to sue extended by Synopsys.

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7.2   OWNERSHIP.  Synopsys represents and warrants that it is the sole, exclusive, true and lawful owner of the Assigned Patents, and that it has the right to sell and transfer to Viewlogic good, clear record and marketable title to the Assigned Patents as contemplated hereby.

7.3 FILES. Synopsys has used its best reasonable efforts to provide to Viewlogic all existing files and records pertaining to the Assigned Patents, including, but not limited to, all office actions, drafts, receipts, drawings, correspondence, disclosures, models, copies, prototypes, diagnostic reports, test results, opinions, prior art (including search results, publications and copies of patents) and analyses (collectively, the "Patent Files"). To the extent that any Patent Files have not been provided to Viewlogic as of the date hereof, Synopsys shall, upon the first to occur of the request of Viewlogic or discovery that such Patent Files have not been provided, provide such Patent Files to Viewlogic, at no charge to Viewlogic.

7.4 Neither party warrants or represents that the rights granted hereunder will result in commercially acceptable product lines.

7.5 This Agreement does not confer by implication, estoppel, laches or by any other means any license or any right other than those expressly granted herein.

8.0   Confidentiality

8.1 The Patent Files for the Assigned Patents shall be treated as "Confidential Information" of Viewlogic by Synopsys. The Patent Files for the Licensed Patents shall be treated by Viewlogic as "Confidential Information" of Synopsys.

8.2 Each party agrees that it will not disclose, publish, or disseminate Confidential Information of the other to anyone other than those of its employees with a demonstrated need to know, and further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. The parties agree to use the Confidential Information solely for the purposes contemplated by this Agreement and not otherwise for their own or any third party's benefit.

8.3 The obligations of confidentiality contained in this Section will not apply to the extent that it can be established by the recipient of "Confidential Information" hereunder that such Confidential Information was: a) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the recipient; b) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the recipient in breach of this Agreement; or c) was rightfully disclosed to recipient by a third party without restriction after the date hereof.

8.4 The provisions of this Section 8 will survive any termination or expiration of this Agreement.

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9.0   General Provisions

CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the Commonwealth of Massachusetts excepting that body of Massachusetts law governing conflicts of law.

ASSIGNMENT. Neither this Agreement nor the licenses granted hereunder may be assigned by either party without the prior written consent of the other party, except that upon a merger, or acquisition of all or substantially all of the capital stock or assets of a party, such consent shall not be required.

NO WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

INDEPENDENT CONTRACTORS. The relationship of Synopsys and Viewlogic established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

INTERPRETATION. The parties agree that this Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party.

SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

ATTORNEYS' FEES. The prevailing party in any action to enforce the Agreement shall be entitled to recover costs and expenses including, without limitation, reasonable attorneys' fees.

INJUNCTIVE RELIEF. The parties agree that a material default of the provisions of this Agreement by a party hereto could cause irreparable injury to the other party for which monetary damages would not be an adequate remedy and such other party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in addition to any remedies it may have hereunder or at law.

ENTIRE AGREEMENT. This Agreement, including any Exhibits attached hereto, which are hereby incorporated by reference, constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of both parties.

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                   [SIGNATURE BLOCK FOLLOWS IMMEDIATELY HEREAFTER.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

 SYNOPSYS, INC.                                  VIEWLOGIC SYSTEMS, INC.

 By: Steven K. Shevick                           By: William J. Herman
     -------------------------------------           -------------------------
 Name: Steven K. Shevick                         Name: William J. Herman
      ------------------------------------             -----------------------
 Title: Vice President and General Counsel       Title: President
       -----------------------------------             -----------------------

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                                      EXHIBIT A

                                  PATENT ASSIGNMENT

      For good and valuable consideration, the receipt of which is hereby acknowledged, Synopsys, Inc. ("ASSIGNOR"), hereby sells, assigns, transfers, and sets over its entire right, title, and interest in and to the Assigned Patents (as set forth below), any patent or reissues of any patent that may be granted thereon, and any extensions and applications which are continuations, continuations-in-part, substitutes, divisions, renewals or reissues of said Assigned Patents to Viewlogic Systems, Inc. ("ASSIGNEE") and its successors and assigns.

Assigned Patents:

      U.S. Patent Application Serial No. 08/644,618   filed 5/1/96
      U.S. Patent Application Serial No. 08/868,289   filed 6/3/97
      U.S. Patent Application Serial No. 08/988,658   filed 12/11/97
      U.S. Patent Application Serial No. 09/027950    filed 2/23/98
      U.S. Patent Application Serial No. 09/050671    filed 3/20/98

      ASSIGNOR hereby further sells, assigns, transfers, and sets over unto ASSIGNEE ASSIGNOR's entire right, title, and interest in and to the aforesaid inventions in the United States and each and every country foreign to the United States; and ASSIGNOR further conveys to ASSIGNEE all priority rights resulting from the Assigned Patents, and all causes of action for infringement arising prior to and after the date of this Assignment.

      At any time and from time to time after the date hereof, at ASSIGNEE's request and expense, ASSIGNOR promptly shall execute and deliver, and shall cause its Affiliates and employees to execute and deliver, such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as ASSIGNEE may reasonably request to more effectively transfer, convey and assign to ASSIGNEE, and to confirm ASSIGNEE's title to, all of the Assigned Patents.

IN WITNESS WHEREOF, ASSIGNOR has hereunto set its hand and seal on the date below.

                                    SYNOPSYS, INC.

                                    By
                                      -------------------------------------
                                          Bryn Ekroot
                                          Assistant Secretary

                                    Date:
                                         ----------------------------------

State of California     )
                        ) ss
County of Santa Clara   )

Subscribed and sworn to before me


this ___ day of _____________, 1998


---------------------------------
Notary Public
My commission expires:
                       ---------

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                                      EXHIBIT B

                                   LICENSED PATENTS

      U.S. Patent No. 5,625,567                             issued 4/29/97
      U.S. Patent Application Serial No. 09/053,140         filed 3/31/98
      U.S. Patent Application Serial No. 09/053,327         filed 3/31/98


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